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                                                                   EXHIBIT 23.02
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                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in the Registration
Statement on Form S-8 of Autoweb.com, Inc of our report dated January 25, 2000, except for Note 13 as to which the date is March 24, 2000, relating to the financial statements, which appears in the 1999 Annual Report to Stockholders, which is incorporated by reference in Autoweb.com Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated March 24, 2000 relating to the financial statement schedules, which appears in such Annual Report in Form 10-K.


PricewaterhouseCoopers LLP

San Jose, California
August 17, 2000